Exhibit 99.1

Jet.AI to Regain Compliance with Nasdaq Stockholders’ Equity Requirement

LAS VEGAS, November 18, 2024 (GLOBE NEWSWIRE) — Jet.AI (the “Company”) (Nasdaq: JTAI), an innovative private aviation and artificial intelligence (“AI”) company, today announced it believes it has regained compliance with the minimum stockholders’ equity requirement as set forth in Nasdaq Listing Rule 5550(b)(1).

Jet.AI Chairman and CEO Mike Winston stated, “We appreciate the consideration NASDAQ has shown Jet.AI. The Company has strong cash ($3.6 million) and book equity ($4 million) positions, with no debt, roughly 840 thousand shares and good visibility on aircraft deliveries. Today is an important day for Jet.AI in its continued mission to build shareholder value and we thank all those who have contributed to our return to compliance.”

As previously disclosed, the Company received a letter on December 1, 2023, notifying the Company that its amount of stockholders’ equity had fallen below the $10 million minimum stockholders’ equity requirement (the “Minimum Equity Requirement”). The Company’s stockholders’ deficit as of December 31, 2023, was $(3,963,039). The notification of noncompliance had no immediate effect on the listing or trading of the Company’s Common Stock.

Initially, the Company had 180 calendar days, or until May 29, 2024, to regain compliance with the Minimum Equity Requirement. Although the Company did not regain compliance with the Minimum Equity Requirement by May 29, 2024, the Nasdaq Hearings Panel determined to provide the Company until November 26, 2024, to regain compliance with the Minimum Equity Requirement after the Company elected to transfer the listing of its Common Stock to The Nasdaq Capital Market on August 14, 2024. To regain compliance, the minimum stockholders’ equity of the Company must meet or exceed $2.5 million.

Since the Nasdaq Hearings Panel provided the Company with an extended time period to regain compliance with the Minimum Equity Requirement, the Company has completed the following transactions listed in the Form 8-K filed on November 18, 2024, which can be viewed here on Jet.AI’s EDGAR page.

As a result of these transactions described in the Form 8-K filed on November 18, 2024, and with approximately $4.0 million in shareholders’ equity and cash and cash equivalents of $3.6 million, the Company believes it has stockholders’ equity above the $2.5 million Minimum Equity Requirement. Therefore, the Company believes it has regained compliance with the Minimum Equity Requirement.

As of November 18, 2024, there were 839,733 shares of the Company’s common stock, par value $0.0001, issued and outstanding.

About Jet.AI

Jet.AI operates in two segments, Software and Aviation, respectively. The Software segment features the B2C CharterGPT app and the B2B Jet.AI Operator platform. The CharterGPT app uses natural language processing and machine learning to improve the private jet booking experience. The Jet.AI operator platform offers a suite of stand-alone software products to enable FAA Part 135 charter providers to add revenue, maximize efficiency, and reduce environmental impact. The Aviation segment features jet aircraft fractions, jet cards, on-fleet charter, management, and buyer’s brokerage. Jet.AI is an official partner of the Las Vegas Golden Knights, 2023 NHL Stanley Cup® champions. The Company was founded in 2018 and is based in Las Vegas, NV and San Francisco, CA.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, with respect to the products and services offered by Jet.AI and the markets in which it operates, and Jet.AI’s projected future results. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our Company, our industry, our beliefs and our assumptions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. As a result, caution must be exercised in relying on forward-looking statements, which speak only as of the date they were made. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Jet.AI assumes no obligation and does not intend to update or revise these forward-looking statements, whether because of new information, future events, or otherwise, except as provided by law.

Jet.AI Investor Relations:

Gateway Group, Inc.

949-574-3860

Jet.AI@gateway-grp.com